Exhibit 10.1

Quad/Graphics, Inc.

N61 W23044 Harry’s Way

Sussex, Wisconsin 53089-3995

Via Electronic Mail and FedEx

July 22, 2019

LSC Communications, Inc.

191 N. Wacker Drive, Suite 1400

Chicago, Illinois 60606

Attention: Suzanne S. Bettman

Email: sue.bettman@lsccom.com

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of October 30, 2018 (the “Merger Agreement”), by and among Quad/Graphics, Inc., a Wisconsin corporation (“Quad”), QLC Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Quad, and LSC Communications, Inc., a Delaware corporation (“LSC”). Each of Quad and LSC is a “Party” and, collectively, the “Parties.” This letter agreement constitutes the mutual written consent of Quad and LSC, by action of their respective board of directors, to terminate the Merger Agreement effective as of the date hereof. Any capitalized terms used herein but not defined shall have the respective meanings ascribed to such terms in the Merger Agreement.

Quad and LSC hereby agree that the termination of the Merger Agreement pursuant to this letter agreement shall have the same effect as a termination pursuant to Section 8.1(f) of the Merger Agreement at the time of which termination the conditions set forth in Sections 7.1(b) or 7.1(d) of the Merger Agreement shall not have been satisfied.

Therefore, in accordance with Section 8.4(a) of the Merger Agreement, Quad shall pay to LSC, on the business day following the date of this letter agreement, a fee in an amount equal to $45,000,000 (the “Termination Fee”) by wire transfer of immediately available federal funds, free of costs and charges, to an account designated in writing by the Company concurrently with termination of the Merger Agreement.

Section 9.5 of the Merger Agreement shall apply to this letter agreement and any action or proceeding in respect of any claim arising out of, related to or arising under this letter agreement.

Except for the indemnity obligations of Parent pursuant to the second sentence of Section 6.12(c) and Quad’s obligation to pay the Termination Fee pursuant to this letter agreement, effective from and after the termination of the Merger Agreement as provided for above, each of Quad and LSC, for themselves and on behalf of their respective Affiliates, successors and assigns (each, a “Releasor”) acknowledge and agree that, except as otherwise provided in this letter agreement, each such Releasor hereby fully, finally, irrevocably and unconditionally (a) waives, releases and discharges the other Party and its Affiliates, successors and assigns, and each of their respective current and former directors, managers, officers, employees, agents, representatives, direct or indirect equityholders, heirs, executors, and administrators (collectively, the “Releasees”), from any and all claims, counterclaims, demands, proceedings, actions, causes of action, orders, obligations, damages, debts, costs, expenses and other liabilities whatsoever and howsoever arising, whether known or unknown, suspected or unsuspected, contingent or actual, both at law and in equity, which such Releasor now has, has ever had or may hereafter claim to have or against any Releasee or its assets, liabilities or operations pursuant to, in connection with or arising out of the Merger Agreement, including, without limitation, the representations, warranties and covenants in the Merger Agreement and the transactions provided for in the Merger Agreement (collectively, “Released Claims”); and (b) agrees not to assert or institute any proceeding with respect to any Released Claim. Each of the Releasees shall be an intended third-party beneficiary of the release contained in this paragraph and shall be entitled to enforce the release provisions of this letter agreement to the same extent that such person could enforce such provisions if such person were a party hereto.

This letter agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors, legal representatives and permitted assigns. This letter agreement may be executed in any number of counterparts, each such counterpart (including any facsimile or electronic document transmission of such counterpart) being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

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Very truly yours,

QUAD/GRAPHICS, INC.
a Wisconsin corporation

By:	/s/ Joel Quadracci
Name: Joel Quadracci
Title: Chairman, President & CEO

[Signature Page to Letter Agreement]

Accepted and agreed to as of the date first written above:

LSC COMMUNICATIONS, INC.
a Delaware corporation

By:	/s/ Thomas J. Quinlan
Name: Thomas J. Quinlan, III
Title: Chairman, Chief Executive Officer and President

cc:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:     Audra D. Cohen

Email:          cohena@sullcrom.com

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention:    Patrick G. Quick

          Russell E. Ryba

Email:         pgquick@foley.com

          rryba@foley.com

[Signature Page to Letter Agreement]